UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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JETPAY CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1175 Lancaster Avenue, Suite 200 Berwyn, PA 19312 484-324-7982

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: Tuesday, August 4, 2015

Time: 10 AM, Eastern Time

Location:

Offices of Dechert LLP

2929 Arch Street, 21st Floor

Philadelphia, PA 19104

To JetPay Corporation Stockholders:

We invite you to attend the 2015 Annual Meeting of Stockholders of JetPay Corporation (“JetPay” or the "Company"). At this meeting, you and the other stockholders will be able to vote on the following proposals, together with any other business that may properly come before the meeting:

1.	Election of two directors to the Board of Directors (the “Board”) for three-year terms. The Board has nominated for election Jonathan M. Lubert and Bipin C. Shah.

2.	Ratification of the appointment of Marcum LLP as JetPay’s registered public accounting firm for fiscal year 2015.

3.	Approval and adoption of the JetPay Corporation Employee Stock Purchase Plan.

You may vote on these proposals in person by attending the Annual Meeting or by proxy. The attached proxy statement provides details on voting by proxy. If you cannot attend the Annual Meeting, we urge you to complete and return promptly the enclosed proxy card in the enclosed self-addressed stamped envelope so that your shares will be represented and voted at the Annual Meeting in accordance with your instructions. Of course, if you attend the Annual Meeting, you may withdraw your proxy and vote your shares at the Annual Meeting.

Only stockholders of record at the close of business on July 2, 2015 can vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. As of the record date, there were 13,892,990 shares of common stock outstanding.

By Order of the Board of Directors,

/s/ Peter B. Davidson
Berwyn, Pennsylvania	Peter B. Davidson
July 2, 2015	Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 4, 2015.

JetPay’s Proxy Statement for the 2015 Annual Meeting of Stockholders and the Annual Report

on Form 10-K for the fiscal year ended December 31, 2014 are available via the Internet at http://www.cstproxy.com/jetpaycorp/2015

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1175 Lancaster Avenue, Suite 200 Berwyn, PA 19312 484-324-7982

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PROXY STATEMENT

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INTRODUCTION

The Board of Directors of JetPay Corporation (“JetPay” or the “Company”) is soliciting proxies to be used at the 2015 Annual Meeting of Stockholders of JetPay to be held on Tuesday, August 4, 2015, at 10 AM, Eastern Time, at the offices of Dechert LLP, 2929 Arch Street, 21st Floor, Philadelphia, PA 19104. JetPay will begin mailing this proxy statement and the enclosed proxy card on or about July 7, 2015 to its stockholders entitled to vote at the Annual Meeting.

The Board of Directors of the Company (the “Board”) is soliciting your proxy to vote on the proposals at the Annual Meeting and to obtain your support for the proposals. You are invited to attend the Annual Meeting and vote your shares directly. If you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at the Annual Meeting on your behalf, using the accompanying proxy card. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return the proxy card in case your plans change. You can always vote in person at the Annual Meeting, even if you have already returned the proxy card, by revoking your original proxy card.

About these Proxy Materials

The Proxy Card. The proxy card permits you to vote by proxy, whether or not you attend the Annual Meeting. When you sign the proxy card, you appoint certain individuals as your representatives at the Annual Meeting. They will vote your shares of JetPay common stock at the Annual Meeting as you have instructed on the proxy card. If a proposal comes up for a vote that is not on the proxy, and for which the Company did not receive notice of at least 60 days before this proxy solicitation, they will vote your shares as they deem appropriate.

This Proxy Statement. This proxy statement contains important information for you to consider when deciding how to vote on the proposals. Please read it carefully. It is divided into six sections following this Introduction:

JetPay will bear the cost of soliciting proxies for an affirmative vote on the proposals. JetPay will not reimburse any other person or entity for the cost of preparing its own proxy materials or soliciting proxies for any matter. JetPay’s directors, officers and employees may solicit proxies, but will receive no special compensation for any solicitation activities. Proxies may be solicited by mail, in person, by telephone, facsimile or by other means. JetPay will reimburse brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of JetPay common stock.

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About the Annual Meeting

When And Where. JetPay will hold the Annual Meeting on Tuesday, August 4, 2015, at 10 AM, Eastern Time, at the offices of Dechert LLP, 2929 Arch Street, 21st Floor, Philadelphia, PA 19104.

Record Date. The Board has fixed the close of business on July 2, 2015 as the record date for the Annual Meeting. All stockholders of record at that time are entitled to notice of and are entitled to vote in person or by proxy at the Annual Meeting.

Quorum Requirement. JetPay’s Bylaws require that a majority of the outstanding shares of JetPay common stock entitled to vote be represented at the Annual Meeting, whether in person or by proxy, to constitute a quorum, in order to transact business at the Annual Meeting. Abstentions and broker non-votes will be counted in determining whether there is a quorum present at the Annual Meeting.

The Proposals. Stockholders will vote on the following proposals at the Annual Meeting:

•	election of two directors;
•	ratification of the appointment of Marcum LLP as JetPay’s independent registered public accounting firm for fiscal year 2015; and
•	approval and adoption of the JetPay Corporation Employee Stock Purchase Plan.

Other Matters. No stockholder proposals have been submitted for inclusion in this proxy statement or for consideration at the Annual Meeting. Neither JetPay nor its Board intends to bring any other matter before the Annual Meeting. If other matters requiring the vote of the stockholders properly come before the Annual Meeting, which were omitted from this proxy statement pursuant to Rule 14a-8 or 14a-9 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the persons named in the enclosed proxy card will have discretionary authority to vote the proxies held by them with respect to such matters in accordance with their best judgment on such matters.

Presence of Independent Registered Public Accountants. Representatives of Marcum LLP, JetPay’s independent registered public accounting firm, will be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting, if they choose, and they are expected to be available to respond to appropriate stockholder questions.

The Stockholders. As of the record date of July 2, 2015, there were 13,892,990 shares of JetPay common stock issued and outstanding. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any purpose relating to the Annual Meeting, for ten days prior to the meeting during ordinary business hours at JetPay’s headquarters located at 1175 Lancaster Avenue, Suite 200, Berwyn, Pennsylvania 19312 or at the offices of Dechert LLP located at 2929 Arch Street, 21st floor, Philadelphia, Pennsylvania 19104.

Voting at the Annual Meeting

You are entitled to one vote for each share of JetPay common stock that you owned of record at the close of business on July 2, 2015. The presence, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions are counted as “shares present” at the meeting for purposes of determining whether a quorum exists. Abstentions have the effect of a vote “against” any matter to which they are specified. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the brokers do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called “broker non-votes”) are considered “shares present” at the meeting for purposes of determining whether a quorum exists. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Broker non-votes will not affect the outcome of the vote on any matter unless the matter requires the affirmative vote of a majority of the outstanding shares and in such case will have the effect of a vote “against” that matter.

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Vote Required to Approve Proposals

With respect to Proposal 1, the two nominees for director receiving the highest number of affirmative votes shall be elected as directors. Stockholders do not have the right to cumulate their votes in the election of directors. Proposals 2 and 3 require the approval of a majority of all shares of JetPay common stock entitled to vote for such proposal that are represented at the Annual Meeting in person or by proxy.

How to Vote Your Shares

You may vote in one of three ways:

•	return your completed, signed and dated proxy card before the Annual Meeting;
•	via the Internet at http://www.cstproxy.com; or
•	cast a written ballot in person at the Annual Meeting (you will need a legal proxy from your broker if you hold your shares in street name).

Voting By Proxy The proxy card has simple instructions. By returning a completed proxy card or voting via the Internet before the Annual Meeting, you will direct the appointed persons (known as “proxies”) to vote your shares at the Annual Meeting in accordance with your instructions. Gregory M. Krzemien and Peter B. Davidson will serve as proxies for the Annual Meeting. If you complete the entire proxy card except for the voting instructions, the proxies will vote your shares for the election of the nominated directors, for the ratification of the appointment of Marcum LLP as JetPay’s independent registered public accounting firm for fiscal year 2015, and for the approval and adoption of the JetPay Corporation Employee Stock Purchase Plan. If any nominee for election to the Board is unable to serve, which is not anticipated, then the designated proxies will vote your shares for any substitute nominee chosen by the Board. If any other matters properly come before the Annual Meeting, then the designated proxies will vote your shares in their discretion on such matters.

How To Revoke Your Proxy You may revoke your proxy at any time before it is exercised at the Annual Meeting by any of the following means:

•	notifying JetPay’s Secretary in writing (notice to be sent to JetPay’s executive offices, the address for which is located on the first page of this proxy statement);
•	submitting another proxy card with a later date; or
•	attending the Annual Meeting and voting by written ballot (mere attendance at the Annual Meeting will not by itself revoke your proxy).

Only the record owner of your shares can vote your shares or revoke a proxy the record owner has given. If your shares are held in street name, you will not be able to revoke the proxy given by the street name holder.

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THE PROPOSALS

Proposal 1. Election of Directors
Election of two directors to the Board for three-year terms and until their respective successors are duly elected and qualified, subject to their earlier death, resignation or removal. Nominees
Jonathan M. Lubert	Bipin C. Shah

The director nominees currently serve on the Board and were nominated by the Board’s nominating committee (the “Nominating Committee”) and approved by the Board. The nominees have agreed to be nominated to stand for election at the 2015 Annual Meeting.

Pursuant to our Amended and Restated Certificate of Incorporation, the number of directors shall be set from time to time by the Board. The current number of directors is set at seven. Our Board, other than the directors appointed by the holders of our shares of Series A Preferred Stock (the “Series A Directors”), is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Hammer, will expire at next year’s annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Palmer and Ms. Faro, will expire at the 2017 annual meeting. The term of office of the third class of directors, consisting of Messrs. Lubert and Shah, will expire at this annual meeting. Pursuant to our Certificate of Designation for our Series A Preferred Stock, the term of office for Messrs. Edwards and Michienzi is indefinite.

Biographical information for each nominee and the current directors not currently standing for re-election appears below.

Jonathan M. Lubert has been on the Board since February 2, 2011 and is 35 years of age. Since its founding in 2003, Mr. Lubert has been the Chief Executive Officer of I.L. Hedge Investments, a mid-sized alternative investment company, where his primary responsibility is to manage the portfolio of underlying funds and other assets owned by I.L. Hedge Investments. Mr. Lubert is the founder of Next Generation Lending, a small real estate investment and lending company, JL Squared Group, LLC and IL Hedge Investments LLC. Mr. Lubert was a director of Global Affiliates, Inc. from 2004 until 2010. Mr. Lubert’s previous experience includes a leveraged finance investment banking analyst position at Bear Stearns and a minority ownership in Spencer Capital Management, a value based, event driven fund that focused on long term risk adjusted returns. Mr. Lubert is currently an advisory board member of the American Infrastructure MLP Fund and serves on the Board of the Valley Forge Casino and Resort. In addition, Mr. Lubert serves on the Dragon Fund Advisory Council, an advisory board for the Drexel student run investment fund. Mr. Lubert is currently involved with the Young Friends of Children’s Hospital, the Make-A-Wish Foundation and The Lubert Family Foundation. Mr. Lubert’s educational background includes a B.S. in Business Administration which was earned with highest distinction from the University of North Carolina at Chapel Hill. We believe that Mr. Lubert’s experience as the Chief Executive Officer of I.L. Hedge Investments provides him with the necessary skills to serve as a member of the Board and enable him to provide valuable insight to the Board regarding general investor trends.

Bipin C. Shah has been the Chairman of the Board and Chief Executive Officer of the Company since inception and is 76 years of age. Since the sale of Genpass, Inc. to U.S. Bancorp in 2005, Mr. Shah has been a private investor, focusing on opportunities in the payments business. From 2000 to 2005, Mr. Shah was the Chief Executive Officer of Genpass, Inc. where he led the development of the MoneyPass, a surcharge-free ATM network, as well as a payroll debit card used by several large payroll companies. From 1992 until its sale to Paymentech in 1996, he was the Chief Executive Officer of Gensar, Inc., a company that specialized in the processing of restaurant debit and credit card transactions. During his tenure at Gensar, Inc., he led development of the “Tip Management System” along with other technology enhancements. From 1980 to 1991, Mr. Shah was employed by CoreStates Financial Corp and its predecessor, Philadelphia National Bank, ultimately serving as Vice Chairman and Chief Operating Officer. While at CoreStates, Mr. Shah oversaw the acquisitions of seven ATM and point of sale businesses and was active in the development of several products for the financial services industry’s payments infrastructure, including the Money Access Center network, the introduction of debit to the point-of-sale, cash-back, and pay-at-the-pump. From 1985 to 1992, Mr. Shah served as a director of VISA USA and VISA INTERNATIONAL. He has served on the Board of Trustees for Baldwin-Wallace College and the Franklin Institute. Earlier in his career, he was a Senior Vice President at the Federal Reserve Bank of Philadelphia and a Senior Vice President at American Express, as well as the President of Vertex Division of MAI. Mr. Shah holds a Bachelor of Arts in Philosophy from Baldwin-Wallace College and a Masters in Philosophy from the University of Pennsylvania. We believe that Mr. Shah’s career as an executive in the payment processing industry and as an investor generally provides him with the necessary skills to chair the Board and lead our management team with respect to operational, strategic and management issues as well as general industry trends.

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Donald J. Edwards has been on the Board since October 11, 2013 and is 49 years of age. Mr. Edwards is the Managing Principal of Flexpoint Ford, LLC, a private equity investment firm focused on healthcare and financial services, which currently has $980 million under management. Mr. Edwards has been with Flexpoint Ford, LLC since 2004. Previously, from 2002 to 2004, Mr. Edwards was President and CEO of Liberte Investors (now First Acceptance Corporation), which he guided through the acquisition of a leading provider of non-standard consumer automobile insurance. Mr. Edwards was a Principal of GTCR, a private equity firm with more than $6 billion under management from 1994 to 2002, where he was the head of the firm’s healthcare investment effort. From 1988 to 1992, Mr. Edwards was an associate at Lazard Freres and Co., specializing in mergers and acquisitions. Mr. Edwards holds a B.S. degree in finance with highest honors from the University of Illinois and an M.B.A. from Harvard Business School where he was a Baker Scholar. We believe that Mr. Edwards’ experience as an executive in a private equity firm focused on the financial services industry and his knowledge of the capital markets generally provide him with the necessary skills to serve as a member of the Board and enable him to provide valuable insight to the Board regarding strategic issues, general investor trends, as well as capital raising matters.

Diane (Vogt) Faro has been on the Board since April 1, 2014 and is 63 years of age. Since December 2011, Ms. Faro has been President of National Benefit Programs, LLC, a provider of brand loyalty and discount programs to small to mid-size businesses. Prior to joining National Benefit Programs, from 2009 to December 2011, Ms. Faro was a consultant for the electronic payments industry focused on assisting companies in growing revenues. From 2005 to 2009, Ms. Faro was President of Global Merchant Services at First Data Corporation, a payment processing company where she was responsible for over $1 billion in annualized revenues. Ms. Faro also served as President of First Data’s Alliance Group. Prior to these roles at First Data, Ms. Faro was Chief Executive Officer of Chase Merchant Services LLC, which processed over $170 billion in payment volume annually during her tenure. Ms. Faro currently serves on the board of directors of the Electronic Transactions Association, Merchant Link and Front Stream Payments, all of which are private companies in the payment processing industry. Ms. Faro is one of the founding members of the Women’s Networking in Electronic Transactions (W.net), which offers women in the payments industry a place to network and find mentors. Ms. Faro’s extensive experience in the payments industry enables her to provide management with insight into marketing and operational issues.

Frederick S. Hammer has been on the Board since February 2, 2011 and is 79 years of age. Mr. Hammer has been Co-Chairman of Inter-Atlantic Group since 1994. Prior thereto Mr. Hammer served as Chairman, President and Chief Executive Officer of Mutual of America Capital Management Corporation. Mr. Hammer is a director of Homeowners of America Holding Corporation. In addition, he currently serves as a director of CBRE Clarion Realty Funds and is a former director of several public and private companies, including VISA USA and VISA International. He received his A.B. from Colgate University, magna cum laude, and his M.S. and Ph.D. degrees from Carnegie Mellon University. We believe that Mr. Hammer’s experience as an executive in the financial services industry provides him with the necessary skills to serve as a member of the Board and enable him to provide valuable insight to the Board regarding operational and management issues.

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Steven M. Michienzi has been on the Board since October 11, 2013 and is 31 years of age. Mr. Michienzi is a Vice President of Flexpoint Ford, LLC, where his primary responsibilities include the evaluation and management of investments across the financial services industry. Mr. Michienzi has been with Flexpoint Ford, LLC since 2009. From June 2006 to June 2009, Mr. Michienzi worked in the investment banking division of Wachovia Securities specializing in mergers and acquisitions and capital raising advisory assignments. Mr. Michienzi serves as a director of GeoVera Investment Group, Ltd., a homeowners insurance company, and Corporate Finance Group, Inc., a provider of finance and accounting advisory services. He previously served as a director of Financial Pacific Holdings, LLC, an equipment leasing company. Mr. Michienzi graduated magna cum laude with a B.S. in economics from Duke University where he was elected into Phi Beta Kappa honor society. We believe that Mr. Michienzi’s experience as an investment professional at a private equity firm focused on the financial services industry and his knowledge of evaluating and managing investments generally provide him with the necessary skills to serve as a member of the Board and enable him to provide valuable insight to the Board regarding strategic issues, general investor trends, and future acquisition investments.

Robert B. Palmer has been on the Board since February 2, 2011 and is 75 years of age. Mr. Palmer worked for CoreStates Financial Corp for 32 years, with titles including Executive Vice President for Retail Banking, Operations and Data Processing, and President and Chief Executive Officer of the Philadelphia National Bank. He also served as Vice Chairman of CoreStates and Chairman of its First Pennsylvania Bank. He retired from CoreStates in 1995 and later served as Vice Chairman of the newly-formed Asian Bank in Philadelphia. Mr. Palmer has been a board member of VISA, USA and Schramm, Inc., West Chester, Pennsylvania. He has been Chairman of The World Affairs Council and International Visitors Council and Vice Chair of the Police Athletic League, all of Philadelphia, and has served on numerous civic boards. Mr. Palmer holds a B.A degree from Yale University. We believe that Mr. Palmer’s experience as an executive in the financial services industry provides him with the necessary skills to serve as a member of our board of directors and will enable him to provide valuable insight to the board regarding operational and management issues.

The Board recommends that you vote FOR the election of Jonathan M. Lubert and Bipin C. Shah to JetPay’s Board.

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Proposal 2. Ratification of Independent Registered Public Accounting Firm
Ratification of the Audit Committee’s appointment of Marcum LLP as JetPay’s independent registered public accounting firm for fiscal year 2015.

The audit committee of the Board (the “Audit Committee”) selects the independent registered public accounting firm to audit JetPay’s books of account and other corporate records. The Audit Committee’s selection of Marcum LLP to audit JetPay’s books of account and other corporate records for 2015 is being submitted to you for ratification. Stockholders are not required to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm. However, the ratification of Marcum LLP is being submitted as a matter of good corporate practice. If stockholders do not ratify the appointment of Marcum LLP, the adverse vote will be considered a directive to the Audit Committee to select other auditors for the next fiscal year.

The Board recommends that you vote FOR the ratification of the appointment of Marcum LLP as JetPay’s independent registered public accounting firm for fiscal year 2015.

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Proposal 3. Approval and adoption of the JetPay Corporation Employee Stock Purchase Plan
Approval and adoption of the JetPay Corporation Employee Stock Purchase Plan.

On June 29, 2015, the Board of Directors adopted the JetPay Corporation Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan shall be effective upon its approval by the Company's stockholders. A copy of the Purchase Plan is attached as Appendix A and the following description is qualified by reference to the full Purchase Plan.

General Purpose

The general purpose of the Purchase Plan is to promote the interests of the Company by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Internal Revenue Code (the “Code”).

Employee Stock Purchase Plan

The Purchase Plan shall be administered by the Compensation Committee of the Board of Directors.

A total of 300,000 shares of our common stock are authorized and reserved for sale under the Purchase Plan, with no more than $12,500 of employee deductions utilized for purchase by any one employee during any one six month purchase period. Appropriate adjustments will be made in the number of authorized shares and in outstanding purchase rights to prevent dilution or enlargement of participants' rights in the event of a stock split or other change in our capital structure. Shares subject to purchase rights which expire or are canceled will again become available for issuance under the Purchase Plan.

Our employees (and employees of participating subsidiaries or certain affiliates that elect to be participating companies) are eligible to participate in the Purchase Plan if they are customarily employed by us (or such participating company) for more than 20 hours per week and more than six months in any calendar year. However, an employee may not be granted a right to purchase stock under the Purchase Plan if: (1) the employee immediately after such grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock or of any parent or subsidiary corporation, (2) the employee's rights to purchase stock under all of our employee stock purchase plans would accrue at a rate that exceeds $25,000 in value for each calendar year of participation in such plans, (3) the employee is an executive officer of the Company or the president of any participating subsidiary and is a “highly compensated employee” (as defined in section 414(q) of the Code), (4) the employee has been granted in excess of 100,000 cumulative stock options under the Company’s 2013 Stock Incentive Plan and is a “highly compensated employee” (as defined in section 414(q) of the Code), or (5) the employee owns in excess of 250,000 shares of the Company’s common stock and is a “highly compensated employee” (as defined in section 414(q) of the Code).

The Purchase Plan is implemented through a series of sequential purchase periods six months in duration beginning on the first trading days of January and July of each year.

Amounts accumulated for each participant, through payroll deductions with a minimum of 1% up to $12,500 per six months of eligible compensation, are credited toward the purchase of shares of our common stock at the end of each purchase period. The purchase price for such shares shall generally equal 90% of the fair market value of the Company's common stock on the commencement date or purchase date of the offering period, whichever is lower.

If insufficient shares remain available under the Purchase Plan to permit all participants to purchase the number of shares to which they would otherwise be entitled, the administrator will make a pro rata allocation of the available shares. Any amounts withheld from participants' compensation in excess of the amounts used to purchase shares will be refunded, without interest.

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In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, combination of shares, merger, consolidation or any other change in the corporate structure of the Company, or a sale by the Company of all or part of its assets, the Board may make appropriate adjustments in the number and kind of shares which are subject to purchase under the Purchase Plan and in the applicable purchase price.

The Board recommends that you vote FOR the approval and adoption of the JetPay Corporation Employee Stock Purchase Plan.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

About Prior Audits

The reports of Marcum LLP on JetPay’s consolidated financial statements for the fiscal years ended December 31, 2014 and 2013 did not contain any adverse opinion or disclaimer of opinion or modification or qualification as to uncertainty, audit scope or accounting principles. In connection with its audits, there have been no disagreements between JetPay and Marcum LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum LLP, would have caused them to refer to any such disagreements in its report on JetPay’s consolidated financial statements for such period.

Audit Fees and Related Matters

Audit Fees

The Company was billed $231,000 by Marcum for the audit of JetPay’s annual financial statements for the year ended December 31, 2014 and for the review of the financial statements included in JetPay’s Quarterly Reports on Form 10-Q filed for each of the first three calendar quarters of 2014.

The Company was billed $307,000 by Marcum for the audit of JetPay’s annual financial statements for the year ended December 31, 2013 and for the review of the financial statements included in JetPay’s Quarterly Reports on Form 10-Q filed for each of the first three calendar quarters of 2013. The 2013 fees noted above included $57,300 for services rendered in connection with JetPay’s Registration Statement on Form S-3 and related amendments.

Audit-Related Fees

During the years ended December 31, 2014 and 2013, we were not billed for any audit-related fees by our independent registered public accounting firm.

Tax Fees

During the years ended December 31, 2014 and 2013, there were no fees billed for income tax preparation services by our independent registered public accounting firm.

All Other Fees

During the years ended December 31, 2014 and 2013, there were no fees billed for other matters by our independent registered public accounting firm.

Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with such pre-approval. The Audit Committee approved all of the Company’s Audit Fees, Audit Related Fees, Tax Fees and All Other Fees incurred by the Company in 2014 and 2013.

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Presence of Independent Registered Public Accounting Firm

Representatives of Marcum LLP will be at the Annual Meeting and will have the opportunity to make a statement at the Annual Meeting, if they desire. Representatives of Marcum LLP are expected to be available to respond to appropriate stockholder questions.

ABOUT THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

About the Board and its Committees

JetPay’s Board is currently comprised of seven directors: Donald J. Edwards, Diane (Vogt) Faro, Frederick S. Hammer, Jonathan M. Lubert, Steven M. Michienzi, Robert B. Palmer, and Bipin C. Shah. The Chairman of the Board and Chief Executive Officer is Mr. Bipin C. Shah.

The Board has determined that Messrs. Edwards, Hammer, Lubert, Michienzi, Palmer, and Ms. Faro are independent under the rules and regulations of The NASDAQ Stock Market (the “Independent Directors”).

In addition to the Audit Committee, the Board has a Nominating Committee and a Compensation Committee. All of the committees of the Board are governed by a charter and such charters, are posted on the Company’s website at www.jetpay.com.

Board Leadership Structure and Role in Risk Oversight

Mr. Shah serves as the Company’s principal executive officer and chairman of the Board. We do not currently have a lead independent director. The Board has determined that this leadership structure is appropriate as the Board believes that its other structural features, including six independent, non-employee directors on a board consisting of seven directors and key committees consisting wholly of independent directors, provide for substantial independent oversight of the Company’s management. However, the Board recognizes that depending on future circumstances, other leadership models may become more appropriate. Accordingly, the Board will continue to periodically review its leadership structure.

Risk Oversight

Management is responsible for the day-to-day management of risks faced by our company, while the Board currently has responsibility for the oversight of risk management. In its risk oversight role, the Board seeks to ensure that the risk management processes designed and implemented by management are adequate. The Board also reviews with management the Company’s strategic objectives, which may be affected by identified risks, the Company’s plans for monitoring and controlling risk, the effectiveness of such plans, appropriate risk tolerance and our disclosure of risk. The Audit Committee is responsible for periodically reviewing with management and independent auditors the adequacy and effectiveness of our policies for assessing and managing risk. The other committees of the Board also monitor certain risks related to their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

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Meetings of the Board and its Committees During 2014

JetPay’s Board held four formal meetings and took action by unanimous written consent two times during 2014. The Chairman of the Board is Bipin C. Shah. Committees of the Board held five formal meetings during 2014, as set forth on the following chart. All directors attended more than 95% of the aggregate of JetPay’s Board meetings and the meetings of the committees of the Board on which they served. The Company does not have a policy with respect to attendance of members of the Board at annual meetings. Five directors attended the 2014 annual meeting.

The following chart describes the calendar year 2014 composition and the functions of the standing committees of the Board:

BOARD COMMITTEES
Committee	Members	No. of Meetings Held in 2014	Functions
Audit	Robert B. Palmer* Jonathan M. Lubert Steven M. Michienzi	4

•          Selects independent registered public accounting     firm.

•          Confers with independent registered public     accounting firm and internal personnel on the     scope of registered public accounting firm’s     examinations.

•          Reviews internal controls and procedures.

•          Reviews related party transactions.

Nominating	January 1, 2014 to June 5, 2015: Richard S. Braddock* Donald J. Edwards Frederick S. Hammer June 6, 2015 to Current:: Donald J. Edwards* Diane (Vogt) Faro Frederick S. Hammer	-

•          Develops and recommends to the Board criteria     for the selection of new directors to the Board.

•          Seeks candidates to fill vacancies in the Board.

•          Retains and terminates search firms to be used to     identify director candidates.

•          Recommends to the Board processes for     evaluating the performance of the Board.

•          Recommends to the Board nominees for election     as directors at the annual meeting of stockholders.

Compensation	January 1, 2014 to May 5, 2014: Frederick S. Hammer* Donald J. Edwards Robert B. Palmer May 6, 2014 to Current: Frederick S. Hammer* Donald J. Edwards Diane (Vogt) Faro Robert B. Palmer	1

•          Annually reviews CEO compensation and     performance.

•          Annually establishes goals for CEO.

•          Annually reviews CFO and Vice Chairman     compensation.

•          Annually recommends to the Board compensation     for CEO, CFO and Vice Chairman.

•          Reviews and determines director compensation.

•          Hires compensation consultants.

•          Recommends executive compensation to the     Board.

•          Administers Stock Incentive Plans.

* Chairman of Committee

**Richard S. Braddock resigned from the Board of Directors effective June 5, 2015 for personal reasons.

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Director Compensation

The following table provides summary information concerning cash and certain other compensation paid or accrued by JetPay to or on behalf of JetPay’s non-employee directors for the years ended December 31, 2014 and 2013.

DIRECTOR COMPENSATION (2)

	Year	Fees Earned ($)	Option Awards ($)(1)	Total ($)

Richard S. Braddock	2014	10,500	-	10,500
	2013	-	5,535	5,535
Donald J. Edwards	2014	10,500	-	10,500
	2013	-	-	-
Diane (Vogt) Faro	2014	10,500	-	10,500
	2013	-	-	-
Frederick S. Hammer	2014	14,250	-	14,250
	2013	-	5,535	5,535
Jonathan M. Lubert	2014	12,000	-	12,000
	2013	-	5,535	5,535
Steven M. Michienzi	2014	12,000	-	12,000
	2013	-	-	-
Robert B. Palmer	2014	19,500	-	19,500
	2013	-	5,535	5,535

(1)	The amounts reported in this column represent the dollar amount recognized for financial statement reporting purposes (calculated in accordance with ASC Topic 718) for the year ended December 31, 2013 for stock options granted during the fiscal year ended December 31, 2013 which fully vested on the date of grant. Assumptions used in the calculation of these amounts are included in Note 13. Shareholders’ Equity to the Company’s Audited Financial Statements for the fiscal year ended December 31, 2014 and 2013. As of December 31, 2014, each of Messrs. Braddock, Hammer, Lubert and Palmer held 10,000 options to purchase shares of common stock of the Company.

(2)	Richard S. Braddock, a director during 2014 and 2013, resigned from the Board of Directors effective June 5, 2015 for personal reasons.

Through December 31, 2013, the Company’s directors were not provided cash compensation for their services other than reimbursement for out-of-pocket expenses. Effective April 1, 2014, the Compensation Committee approved a plan which the Board ratified to provide cash compensation to the non-employee directors of the Company for their service. The plan includes: a $10,000 annual retainer to be paid in quarterly installments in arrears; a $1,000 fee to each non-employee director for each board meeting attended in person or by teleconference; and a $500 fee to each non-employee director for each board committee meeting attended in person or by teleconference. Additionally, an annual retainer fee of $5,000 will be paid to the Chairman of the Compensation Committee and a $10,000 annual retainer fee will be paid to the Chairman of the Audit Committee. The fees for Messrs. Edwards and Michienzi were paid to their employer, Flexpoint Ford, LLC.

Nominating Committee

We have established a Nominating Committee of the board of directors, which consists of Ms. Faro and Messrs. Edwards (Chair) and Hammer, each of whom is an independent director under the rules and regulations of The NASDAQ Stock Market. The Nominating Committee operates pursuant to a charter that complies with current federal and NASDAQ Stock Market rules relating to corporate governance matters. Our Nominating Committee charter has been posted on our website and can be found at www.jetpay.com.

The Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The Nominating Committee considers persons identified by its members, management, shareholders, investment bankers and others.

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Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;
•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications and factors relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The Nominating Committee does not have a policy with regard to consideration of candidates for directors recommended by stockholders and does not distinguish among nominees recommended by stockholders and other persons. Stockholders wishing to recommend a nominee for director are to submit such nomination in writing, along with any other supporting materials the stockholder deems appropriate, to the Secretary of the Company, Peter B. Davidson, at the Company’s corporate offices at 1175 Lancaster Avenue, Suite 200, Berwyn, Pennsylvania 19312.

Audit Committee

We have established an Audit Committee of the board of directors. As required by the rules of The NASDAQ Stock Market, each of the members of our Audit Committee is able to read and understand fundamental financial statements. In addition, we consider Mr. Palmer to qualify as an “audit committee financial expert” and as “financially sophisticated,” as defined under the rules of the SEC and The NASDAQ Stock Market, respectively. Our Audit Committee operates pursuant to a charter which complies with current federal and NASDAQ Stock Market rules relating to corporate governance matters (the “Audit Committee Charter”). The Audit Committee Charter has been posted on our website and can be found at www.jetpay.com. The Audit Committee’s duties, which are specified in the Audit Committee Charter, include:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the full board of directors whether the audited financial statements should be included in our Form 10-K;
•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

The Audit Committee consists of Messrs. Palmer (Chair), Lubert and Michienzi, each of whom is an independent director under the rules and regulations of The NASDAQ Stock Market.

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Audit Committee Report

Management is responsible for the Company’s internal controls and the financial reporting process. Marcum LLP, JetPay’s independent registered public accounting firm, is responsible for performing an independent audit of JetPay’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and review all related party transactions. In this context, the Audit Committee has met and held discussions with management and Marcum LLP regarding the Company’s audited consolidated financial statements. Management has represented to the Audit Committee that JetPay’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Marcum LLP. The Audit Committee discussed with Marcum LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board. Marcum LLP also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Marcum LLP that firm’s independence. Based on the Audit Committee’s discussion with management and Marcum LLP, and the Audit Committee’s review of management’s representation and Marcum LLP’s report to the Audit Committee, the Audit Committee recommended that the Board of Directors include the Company’s audited consolidated financial statements in JetPay’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

The Audit Committee of the Board of Directors

Robert B. Palmer, Chairman
Jonathan M. Lubert
Steven M. Michienzi

Compensation Committee

Our Compensation Committee is composed of four members of our board of directors and is currently comprised of Messrs. Hammer (Chair), Edwards, and Palmer, and Ms. Faro. All of the members of our Compensation Committee are independent under the rules of The NASDAQ Stock Market, are “non-employee directors” within the meaning of Rule 16b-3(b)(3) of the Exchange Act and are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Pursuant to its charter (which is available at www.jetpay.com ), the Compensation Committee is charged with performing an annual review of our executive officers’ salary, incentive opportunities and equity holdings to determine whether they provide adequate incentives and motivation to the executive officers and whether they adequately compensate the executive officers relative to officers in other comparable companies.

•	Our Compensation Committee annually reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance in light of those goals and objectives, and determines the CEO’s compensation levels based on this evaluation.
•	Our Compensation Committee annually makes recommendations to our board of directors with respect to the compensation of the Corporation’s Chief Financial Officer and Vice-Chairman. In addition, our Compensation Committee has the authority to review the compensation of all of our executive officers. The CEO advises our Compensation Committee on the annual performance and appropriate levels of compensation of our executive officers (other than the CEO).
•	Our Compensation Committee has the authority to retain and terminate any compensation consultant to assist in the evaluation of director, CEO and other executive officer compensation. No compensation study was commissioned for 2014 or 2013.
•	Our Compensation Committee has the authority to form and delegate authority to subcommittees.

Compensation Committee Interlocks and Insider Participation

There are no interlocking relationships between our executive officers and board of directors and the board of directors or compensation committees of any other company.

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Executive Officers

The current executive officers are as follows:

Name	Age	Position
Bipin C. Shah	76	Chairman of the Board and Chief Executive Officer
Gregory M. Krzemien	55	Chief Financial Officer
Peter B. Davidson	61	Vice-Chairman and Corporate Secretary

Biographical information for the Company’s executive officers who are not members of the Company’s Board is set forth below.

Peter B. Davidson has served as the Company’s Chief Administrative Officer and Corporate Secretary since inception and is now the Company’s Vice-Chairman, while still retaining his duties as Corporate Secretary. Mr. Davidson was formerly Chief Executive Officer of Brooks FI Solutions, LLC, an entity that provides retail banking and payment solutions that he founded in 2006. Immediately prior to founding Brooks FI Solutions, Mr. Davidson was Executive Vice President of Genpass, Inc. where, from 2002 until its acquisition and subsequent integration by U.S. Bancorp in 2005, he led its efforts to bring stored value products to market. While at Genpass, Inc., he was also involved in the development and implementation of MoneyPass, a surcharge-free ATM network. Earlier in his career, Mr. Davidson served as President of Speer & Associates, leading domestic and international consulting engagements in the retail banking and electronic funds transfer industry; Executive Vice President at HSBC USA and President of HSBC Mortgage, where he was responsible for managing its consumer businesses; and Senior Vice President at CoreStates Financial, where he managed the credit card and consumer lending businesses and developed remote banking strategies. Mr. Davidson holds a B.S. in Economics from the Wharton School of the University of Pennsylvania in Finance and Accounting, and an MBA from Widener University in Finance. We believe that Mr. Davidson’s experience as an executive in and knowledge of the payment processing industry provides him with the necessary skills to serve as an officer of the Company and enable him to provide valuable insight regarding operational issues and general industry trends.

Gregory M. Krzemien has served as the Company’s Chief Financial Officer since February 7, 2013. From 1999 to October, 2012, Mr. Krzemien served as Chief Financial Officer, Treasurer and Corporate Secretary of Mace Security International, Inc., a publicly traded company that is a manufacturer of personal defense sprays, personal protection products and electronic surveillance equipment, and the operator of a UL rated wholesale security monitoring station. From 1992 to 1999, Mr. Krzemien served as Chief Financial Officer and Treasurer of Eastern Environmental Services, Inc., a publicly traded solid waste company. From 1981 to 1992, Mr. Krzemien held various positions at Ernst & Young LLP, including Senior Audit Manager from October 1988 to August 1992. Mr. Krzemien has significant experience in the areas of mergers and acquisitions, Securities and Exchange Commission reporting, strategic planning and analysis, financings, corporate governance, risk management and investor relations. Mr. Krzemien holds a B.S. Honors Degree in Accounting from the Pennsylvania State University.

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EXECUTIVE COMPENSATION

Compensation of Executive Officers for 2014 and 2013

The following table sets forth the compensation earned by our Named Executive Officers for the fiscal years ended December 31, 2014 and 2013.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Bipin C. Shah, Chairman of the Board and Chief Executive Officer	2014 2013	300,000 300,000	50,591 2,780	4,500 -	355,091 302,780
Peter B. Davidson, Vice-Chairman and Corporate Secretary	2014 2013	250,000 250,000	25,296 1,390	7,500 -	282,796 251,390
Gregory M. Krzemien, Chief Financial Officer	2014 2013	245,000 226,468	137,833 114,861	7,350 -	390,183 341,329

(1) The amounts in this column represent the dollar amount recognized for financial statement reporting purposes (calculated in accordance with ASC Topic 718) for the years ended December 31, 2014 and 2013, for all existing stock option awards granted in 2013. There were no stock option grants to the Named Executive Officers in 2014. Assumptions used in the calculations of these amounts are included in Note 13. Shareholders’ Equity to the Company’s Audited Financial Statements for the fiscal years ended December 31, 2014 and 2013. The Company (i) granted no restricted stock awards and (ii) maintained no other long-term incentive plan for any of the Named Executive Officers, in each case during the fiscal years ended December 31, 2014 and 2013. Additionally, the Company has never issued any stock appreciation rights (SARs).

(2) The amounts in this column represent matching contributions received by the Named Executive Officer from participation in the Company’s defined contribution pension plan.

On December 12, 2013, the Compensation Committee awarded Mr. Shah and Mr. Davidson an option grant to purchase 250,000 and 125,000 shares, respectively, under the Company’s 2013 Stock Incentive Plan at an exercise price of $3.00. These options vest equally over four years on the annual anniversary date of the grant.

On August 30, 2013, as part of his offer of employment, the Compensation Committee awarded Mr. Krzemien an option grant to purchase 200,000 shares of common stock under the Company’s 2013 Stock Incentive Plan at an exercise price of $3.10, the closing price of the Company’s common stock on the date of the option grant. The option grant vested with respect to 50,000 shares immediately on the date of grant with the remainder vesting in 18 equal monthly installments.

At the 2013 annual meeting, our stockholders elected to conduct non-binding advisory votes on the compensation of the Named Executive Officers every three years. The next non-binding advisory vote on executive compensation will take place at the 2016 annual stockholders’ meeting.

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Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards held by our Named Executive Officers as of December 31, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
Bipin C. Shah	62,500 (1)	187,500	$ 3.00	12/12/23
Peter B. Davidson	31,250 (1)	93,750	$ 3.00	12/12/23
Gregory M. Krzemien	183,333 (2)	16,667	$ 3.10	8/30/23

(1)	Options granted on December 12, 2013 to Mr. Shah and Mr. Davidson vest equally over four years on the annual anniversary date of the grant.

(2)	Options granted on August 30, 2013 to M. Krzemien vested with respect to 50,000 shares immediately on the date of grant with the remainder vesting in 18 equal monthly installments.

Potential Payments upon Termination or Change-in-Control

Currently, we do not have employment agreements with any of our Named Executive Officers, nor any other contract, agreement, plan or arrangement that provides for payments to such Named Executive Officer in connection with any termination of employment, a change in control of the Company or a change in the Named Executive Officer’s responsibilities.

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THE PRINCIPAL STOCKHOLDERS OF JETPAY

Beneficial Ownership

The following beneficial ownership table sets forth information as of June 30, 2015 regarding ownership of shares of JetPay common stock by the following persons:

•	each person who is known to JetPay to own beneficially more than 5% of the outstanding shares of JetPay common stock, based upon JetPay’s records or the records of the SEC;
•	each director of JetPay;
•	each Named Executive Officer; and
•	all directors and officers of JetPay, as a group.

Unless otherwise indicated, to JetPay’s knowledge, all persons listed on the beneficial ownership table below have sole voting and investment power with respect to their shares of JetPay common stock. Unless otherwise indicated, the address of the holder is c/o the Company, 1175 Lancaster Avenue, Suite 200, Berwyn, Pennsylvania 19312.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Approximate Percentage of Outstanding Common Stock Beneficially Owned (12)
5% or Greater Stockholders:
Flexpoint Fund II, L.P. (1)	9,133,300	39.7%
WLES, L.P. (2)	3,666,667	26.4%
Ira Lubert (3)	1,009,098	7.3%
Wellington Management Company, LLP (4)	1,150,428	8.3%
Michael Collester (5)	1,640,000	11.8%
C. Nicholas Antich (6)	972,173	7.0%
Carol A. Antich (6)	972,173	7.0%
Bipin C. Shah Trust U/A dated July 31, 2001(9)	733,171	5.3%

Directors and Named Executive Officers:
Donald J. Edwards (1)	9,133,300	39.7%
Bipin C. Shah (7)(8)	421,196	3.0%
Peter B. Davidson (7)(9)	198,745	1.4%
Gregory M. Krzemien (11)	200,000	1.4%
Jonathan M. Lubert (7)(10)	146,576	1.1%
Frederick S. Hammer (7)(10)	43,180	*
Robert B. Palmer (7)(10)	43,180	*
Steven M. Michienzi	-	*
Diane (Vogt) Faro	500	*
All current directors and officers as a group (9 persons)	10,186,677	43.6%

* Represents less than 1%

(1)	The business address of Flexpoint is 676 N. Michigan Avenue, Suite 3300, Chicago, IL 60611. The general partner of Flexpoint Fund II, L.P. is Flexpoint Management II, L.P., of which the general partner is Flexpoint Ultimate Management II, LLC. The sole managing member of Flexpoint Ultimate Management II, LLC is Donald J. Edwards. Represents 9,133,300 shares subject to conversion of Preferred Stock at the holder’s option.
(2)	Based solely on the information contained in Schedule 13D filed by WLES, L.P. on January 7, 2013. The business address of WLES, L.P. is 3361 Boyington Drive, Carrollton, TX 75006. The general partner of WLES, L.P. is Transaction Guy & The Triumphant Ones, LLC, a Texas limited liability company. The controlling members of the general partnership are Trent R. Voigt and Sue Lynn Voigt, husband and wife and individual residents of the State of Texas.

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(3)	The business address of the individual is 2929 Arch Street, 29th Floor, Philadelphia, PA 19104. Excludes 107,314 shares of common stock eligible to be purchased by Wellington at its option as described under Note 4. Ira Lubert is the father of Jonathan M. Lubert.
(4)	Based solely on the information contained in Schedule 13G filed by Wellington Management Company, LLP on January 10, 2013. The business address of the entity is 80 Congress Street, Boston, Massachusetts 02210. Assumes that the exclusion of 386,811 shares of common stock issuable upon exercise of options held by certain investment advisory clients and 616,500 shares subject to conversion of Preferred Stock at the holder’s option because each of the options provides that the holder thereof does not have the right to exercise the option to the extent (but only to the extent) that such exercise would result in it or any of its affiliates beneficially owning more than 9.9% of the common stock.
(5)	The business address of the individual is 136 East Watson Avenue, Langhorne, PA 19047.
(6)	The business address of each of the individuals is 3939 West Drive, Center Valley PA 18034. Includes 204,420 shares owned by Mr. C. Nicholas Antich, 204,420 shares owned by Mrs. Carol A. Antich, the wife of Mr. C. Nicholas Antich, 537,813 shares owned by Mr. C. Nicholas Antich and Carol A. Antich, as Tenants by the Entireties and 25,520 shares owned by Brittany N. McCausland Trust u/a 2/17/99, of which Mr. and Mrs. Antich are the trustees and on whose behalf Mr. and Mrs. Antich have the right to act.
(7)	Excludes share of common stock eligible to be purchased by Wellington at its option as described under Note 4 above, as follows: Bipin C. Shah 189,035 shares, Peter B. Davidson 35,502 shares, Jonathan M. Lubert 26,828 shares, and Messrs Frederick S. Hammer and Robert B. Palmer, 7,033 shares each.
(8)	Includes 62,500 shares of common stock subject to outstanding options that are exercisable within 60 days of June 30, 2015.
(9)	Includes 31,250 shares of common stock subject to outstanding options that are exercisable within 60 days of June 30, 2015.
(10)	Includes 10,000 shares of common stock subject to outstanding options that are exercisable within 60 days of June 30, 2015.
(11)	Includes 200,000 shares of common stock subject to outstanding options that are exercisable within 60 days of June 30, 2015.
(12)	Percentage calculations based on 13,892,990 shares outstanding on June 30, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all of our officers, directors and persons who beneficially own more than ten percent of our common stock filed such forms timely, with the exception of Messr. Shah, who filed one late report during the year ended December 31, 2014.

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ADDITIONAL INFORMATION

Certain Relationships and Related Party Transactions

On June 7, 2013, the Company issued an unsecured promissory note to Trent Voigt, Chief Executive Officer of JetPay, LLC, in the amount of $491,693. The note matures on September 30, 2016, as extended, and bears interest at an annual rate of 4% with interest expense of $20,369 and $4,850 recorded in each of the fiscal year ended December 31, 2014 and three months ended March 31, 2015, respectively. The transaction was approved upon resolution and review by the Company’s Audit Committee of the terms of the note to ensure that such terms were no less favorable to the Company than those that would be available with respect to such transactions from unaffiliated third parties.

JetPay Payroll Services’ headquarters are located in Center Valley, Pennsylvania and consist of approximately 22,500 square feet leased from C. Nicholas Antich and Carol A. Antich. Mr. Antich is the President of A D Computer Corporation (“ADC”) and a 5% stockholder. The rent is currently approximately $43,426 per month with annual 4% increases, on a net basis. The office lease has an initial 10-year term expiring May 31, 2016. Rent expense under this lease was $516,500 and $129,140 for each of the fiscal year ended December 31, 2014 and three months ended March 31, 2015, respectively.

JetPay Payment Services retains a backup center in Sunnyvale, Texas consisting of 1,600 square feet, rented for approximately $3,000 per month from JT Holdings, an entity controlled by Trent Voigt, Chief Executive Officer of JetPay, LLC. The terms of the lease are commercial. Rent expense was $36,000 and $9,000 for each of the fiscal year ended December 31, 2014 and three months ended March 31, 2015, respectively.

The above transactions with respect to JetPay Payroll Services and JetPay Payment Services were approved prior to the acquisitions of JetPay LLC and ADC on December 28, 2012 (the “Completed Transactions”). Going forward, all related party transactions with respect to such entities will be reviewed and approved by the Company’s Audit Committee to ensure that the terms of such transactions are no less favorable to the Company than those that would be available with respect to such transactions from unaffiliated third parties.

In connection with the closing of the JetPay, LLC acquisition, the Company entered into a Note and Indemnity Side Agreement with JP Merger Sub, LLC, WLES, L.P. (“WLES”). and Trent Voigt (the “Note and Indemnity Side Agreement”) dated as of December 28, 2012. Pursuant to the Note and Indemnity Side Agreement, the Company agreed to issue a promissory note in the amount of $2,331,369 in favor of WLES. Interest accrues on amounts due under the note at a rate of 5% per annum, and is payable quarterly. Interest expense was $117,860 and $29,142 for each of the fiscal year ended December 31, 2014 and three months ended March 31, 2015, respectively. The note can be prepaid in full or in part at any time without penalty. As partial consideration for offering the note, the Company and JP Merger Sub, LLC agreed to waive certain specified indemnity claims against WLES and Mr. Voigt to the extent the losses under such claims do not exceed $2,331,369.

On August 22, 2013, JetPay, LLC entered into a Master Service Agreement with JetPay Solutions, LTD, a United Kingdom based entity 75% owned by WLES, a 5% stockholder and an entity owned by Trent Voigt. The Company initiated transaction business under this agreement beginning in April 2014 with $291,000 and $105,000 of revenue earned from JetPay Solutions, LTD for the fiscal year ended December 31, 2014 and three months ended March 31, 2015, respectively.

On March 28, 2014, the Company entered into a Stock Purchase Agreement (the “Common Stock SPA”) with each of Bipin C. Shah, its Chairman and Chief Executive Officer, and C. Nicholas Antich, the President of JetPay Payroll Services. Pursuant to the Common Stock SPA, on April 4, 2014, the Company received aggregate proceeds of $1.0 million and issued an aggregate of 333,333 shares of common stock to Messrs. Shah and Antich. The proceeds were used to satisfy a portion of a litigation award to EarlyBirdCapital, Inc.

On October 31, 2014, following the unanimous consent of the Company’s Audit Committee, the Company entered into a letter agreement with WLES, a 5% stockholder and an entity owned by Trent Voigt, that governs the distribution of any proceeds received in connection with the Direct Air matter detailed in our other periodic reports. The Letter Agreement provides that subject to certain exceptions, after each of the Company and WLES receive out-of-pocket expenses and chargeback losses incurred subsequent to the consummation of the Completed Transactions and prior to the consummation of the Completed Transactions, respectively, each of the parties will share in any proceeds received pro rata.

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Deadline for Stockholder Proposals

June 1, 2016 is the deadline for stockholders to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in JetPay’s Proxy Statement for JetPay’s 2016 Annual Meeting of Stockholders. If any stockholder proposal is submitted after June 1, 2016, the Proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2016 Annual Meeting without any discussion of the matter in the Proxy Statement for that meeting.

Stockholder Access Policy

Stockholders who wish to communicate with directors should do so by writing to the Company’s Secretary, Peter B. Davidson, at the Company’s offices at 1175 Lancaster Avenue, Suite 200, Berwyn, Pennsylvania 19312. The Secretary of the Company reviews all such correspondence and regularly forwards to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or Board Committees or that he otherwise determines requires their attention. Directors may at any time review all correspondence received by the Company that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Audit Committee.

JetPay’s Annual Report

A copy of JetPay’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, with financial statements, but excluding exhibits, accompanies this Proxy Statement, but is not to be regarded as proxy solicitation material. Upon request and with the payment of a reasonable fee, JetPay will furnish to record and beneficial holders of its common stock copies of exhibits to the Form 10-K. Direct all requests for copies of the above materials or directions to the Annual Meeting of Stockholders to Peter B. Davidson, Secretary, at the offices of JetPay set forth on page 1 of this Proxy Statement.

Householding of Proxy Materials

Certain stockholders who share the same address may receive only one copy of the Proxy Statement and JetPay’s 2014 Annual Report to Stockholders in accordance with a notice delivered from such stockholders’ bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as “householding,” is designed to reduce printing and postage costs. Stockholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or commence householding may request or discontinue householding, or ;may request a separate copy of the Proxy Statement or JetPay’s 2014 Annual Report to Stockholders, either by contacting their bank, broker or other holder of record at the telephone number or address provided in the above referenced notice, or contacting the Company by telephone at (484) 324-7982 or in writing at 1175 Lancaster Avenue, Suite 200, Berwyn, Pennsylvania 19312, Attention: Secretary. Stockholders who are requesting to commence or discontinue householding should provide their name, the name of their broker, bank or other record holder and their account information.

By Order of the Board of Directors,

/s/ Peter B. Davidson
Peter B. Davidson, Secretary

Berwyn, Pennsylvania
July 2, 2015

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APENDIX A

jetpay corporation
EMPLOYEE STOCK PURCHASE PLAN

jetpay corporation
EMPLOYEE STOCK PURCHASE PLAN

ARTICLE VIII ADMINISTRATION		6

8.1.	Appointment of Compensation Committee	6

8.2.	Authority of Compensation Committee	6

8.3.	Expenses	6

ARTICLE IX MISCELLANEOUS		7

9.1.	Transferability	7

9.2.	Status as Owner	7

9.3.	Adjustment Upon Changes in Capitalization	7

9.4.	Amendment and Termination	7

9.5.	No Employment Rights	8

9.6.	Withholding	8

9.7.	Use of Funds	8

9.8.	Governing Law	8

-ii-

jetpay corporation
employee STOCK PURCHASE PLAN

The JetPay Corporation Employee Stock Purchase Plan (the “Plan”) is intended to provide eligible employees of JetPay Corporation (the “Company”) and its participating subsidiaries a convenient means of purchasing shares of the Company’s common stock, par value $.001 per share (the “Stock”). The Plan is intended to qualify as an “employee stock purchase plan” under section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

ARTICLE I
DEFINITIONS

1.1.            “Account” means the bookkeeping account established on behalf of each Participant by the Company to record payroll deduction contributions made by such Participant and shares of Stock purchased on his or her behalf.

1.2.            “Board” means the Board of Directors of the Company.

1.3.            “Business Day” means each day on which the NASDAQ Capital Market is open for business.

1.4.            “Company 401(k) Plan” means a qualified retirement plan established by the Company or a Subsidiary that is intended to comply with section 401(k) of the Code.

1.5.            “Compensation” means all regular salary, wages or earnings, premium overtime and commissions, but excluding bonuses, amounts realized from the exercise of a qualified or non-qualified stock option and other equity compensation, special incentive payments, fees or allowances.

1.6.            “Compensation Committee” means the Compensation Committee of the Board of Directors of the Company.

1.7.            “Employee” means any person who is employed on a full-time or part-time basis by the Company or a Subsidiary.

1.8.            “Effective Date” means the date upon which the Plan has been approved by at least a majority of the shares of Common Stock present or represented and entitled to vote at the 2015 annual meeting of the stockholders of JetPay Corporation.

1.9.            “Entry Date” means January 1 and July 1 of each Plan Year.

1.10.        “Month(s) of Service” means a consecutive period from a day in one month to the prior day in the following month (e.g, from January 15 to February 14) during which an individual was an Employee.

1.11.        “Offering Commencement Date” means the first Business Day of each Offering Period.

1.12.        “Offering Period” means (i) January 1 – June 30 of each year and (ii) July 1 – December 31 of each year.

1.13.        “Offering Purchase Date” means the last Business Day of each Offering Period.

1.14.        “Participant” means an Employee of the Company or a Participating Subsidiary who has met the eligibility requirements of Article II and who has elected to participate pursuant to an election under Section 3.1.

1.15.        “Participating Subsidiary” means each United States Subsidiary that has elected to participate in the Plan.

1.16.        “Plan Year” means the 12-month period ending each December 31.

1.17.        “Subsidiary” means a subsidiary corporation of the Company as that term is defined in section 424(f) of the Code.

ARTICLE II
ELIGIBILITY

2.1.            Eligibility. Except as provided in Section 2.2 and Section 2.3, an Employee shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the completion of six Months of Service.

2.2.            Ineligible Employees. Notwithstanding any provision of the Plan to the contrary, each of the following Employees shall be ineligible to participate in the Plan:

2.2.1.	An Employee who is an executive officer of the Company or a president of any Participating Subsidiary and who is a “highly compensated employee” (as defined in section 414(q) of the Code);

2.2.2.	An Employee who has been granted Stock Options under the JetPay Corporation 2013 Stock Incentive Plan (or any successor plan) in excess of 100,000 shares and who is a “highly compensated employee” (as defined in section 414(q) of the Code);

2.2.3.	An Employee who owns in excess of 250,000 shares of JetPay Corporation’s common stock and who is a “highly compensated employee” (as defined in section 414(q) of the Code);

2.2.4.	An Employee who is employed by a Subsidiary that is not a Participating Subsidiary; and

2.2.5	An Employee who is treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries (for purposes of this provision, the rules of section 424(d) of the Code shall apply in determining stock ownership of any Employee).

2.3.            Eligibility Restrictions. An Employee who elects to terminate participation in the Plan in accordance with Section 3.5 or who makes a hardship withdrawal from a Company 401(k) Plan shall be prohibited from participating in the Plan until the Entry Date coinciding with or next following the six-month anniversary of such termination or withdrawal.

ARTICLE III
PARTICIPATION

3.1.            Commencement of Participation. An eligible Employee may become a Participant in the Plan on any Entry Date by submitting an enrollment election and payroll deduction authorization in accordance with procedures established by the Company.

3.2.            Payroll Deduction. At the time a Participant enrolls in the Plan, he or she must authorize his or her employer to withhold, on an after-tax basis, a percentage of his or her Compensation at the rate of any whole percentage of at least 1%. A Participant may contribute no more than $12,500 per six-month Offering Period to the Plan.

3.3.            Participants’ Accounts. All payroll deductions made from a Participant’s Compensation shall be credited to his or her Account and used to purchase shares of Stock in accordance with Article V.

3.4.            Changes in Payroll Deductions. The percentage designated by a Participant as his or her rate of contribution under Section 3.2 shall automatically apply to increases and decreases in his or her Compensation, subject to the maximum contribution limits under Section 3.2. Except as provided in Section 3.5, a Participant may elect to change the rate of his or her contributions to any other permissible rate effective as of the first day of the first payroll period of any subsequent Offering Period provided the Participant files notice of an election to change his or her contribution rate, in accordance with procedures established by the Company, at least 10 Business Days before the effective date of the election. For the avoidance of doubt, changes to a Participant’s contribution rate shall not be effective until the first day of the next Offering Period.

3.5.            Suspension and Resumption of Payroll Deductions. A Participant may terminate contributions under the Plan as of the first day of any payroll period by filing notice thereof, in accordance with procedures established by the Company, at least 10 Business Days before the effective date of the termination. In addition, all contributions by a Participant shall be automatically suspended upon such Participant’s hardship withdrawal from a Company 401(k) Plan. A Participant whose contributions have been terminated in accordance with the preceding provisions, may resume contributions under the Plan in accordance with Section 2.3. Pursuant to Section 7.2, with respect to any Participant whose contributions have been terminated in accordance with the preceding provisions, the Company shall distribute any payroll deductions allocated to his or her Account and not yet applied to purchase Stock in accordance with Section 5.1 in a cash lump sum as soon as administratively practicable following the effective date of the termination.

3.6.            Statutory Limitation. No Employee shall be granted an option which permits his or her rights to purchase Stock under the Plan and all other employee stock purchase plans (as described in section 423 of the Code) of the Company or any of its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of this Section 3.6:

3.6.1.	the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year;

3.6.2.	the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year; and

3.6.3.	a right to purchase stock which has accrued under one option granted pursuant a plan may not be carried over to any other option.

ARTICLE IV
OFFERINGS

4.1.            Biannual Offerings. The Plan shall be implemented through biannual offerings of the Company’s Stock. Each Offering Period shall begin on the Offering Commencement Date and shall end on the Offering Purchase Date.

4.2.            Purchase Price. Unless otherwise provided by the Committee, the “Purchase Price” per share of Stock with respect to each Offering Period shall be ninety percent (90%) of the lower of: (i) the official closing price of the Stock on the Offering Commencement Date on the NASDAQ Capital Market (or on such other national securities exchange upon which the Stock may then be listed, hereinafter referred to as the “Exchange”) or if no sale of Stock occurred on such date, the official closing price on the next preceding date and (ii) the official closing price of the Stock on the Offering Purchase Date on the Exchange or if no sale of Stock occurred on such date, the official closing price on the next preceding date.

4.3.            Maximum Offering. The maximum number of shares of Stock which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 9.3, shall be 300,000 shares. If the total number of shares which would be purchased during any Offering Period exceeds the maximum number of available shares in the aggregate, the Committee shall make a pro rata allocation of the available shares in a manner that it determines to be equitable and the balance of payroll deductions credited to the Accounts of Participants shall be returned to such Participants as soon as administratively practicable.

ARTICLE V
PURCHASE OF STOCK

5.1.            Automatic Exercise. On each Offering Purchase Date, each Participant shall automatically and without any act on his or her part be deemed to have purchased Stock to the full extent of the payroll deductions credited to his or her Account during the Offering Period ending on such Offering Purchase Date.

5.2.            No Fractional Shares. No fractional shares of Stock may be purchased under the Plan. Following any Offering Purchase Date, any remaining payroll deductions not used to purchase shares of Stock shall be carried over and applied to the employee’s account for use towards Stock purchases during the next Offering Period.

5.3.            Acquisition of Stock. The Company may issue or acquire Stock for use under the Plan from authorized but unissued shares, treasury shares, in the open market or in privately negotiated transactions.

ARTICLE VI
ACCOUNTING

6.1.            General. The Company shall establish procedures to account for payroll deductions made by a Participant and the number of shares of Stock purchased on a Participant’s behalf. Shares, once purchased, will be deposited into a shares account opened by the employee with a brokerage firm designated by the Company (the “Designated Brokerage Firm”).

6.2.            Allocation of Stock. Shares of Stock allocated to a Participant’s Account shall be registered in the name of the Company or its nominee for the benefit of the Participant on whose behalf such shares were purchased.

6.3.            Accounting for Distributions. Shares of Stock distributed or sold from a Participant’s Account shall be debited from his or her Account on a first-in first-out basis.

6.4.            Purchase Notifications. Each Participant shall receive at least semi-annually a statement of all payroll deductions and the number of shares of stock purchased for the participant during the relevant Offering Period, that were deposited into the employee’s shares account with the Designated Brokerage Firm.

ARTICLE VII
WITHDRAWALS AND DISTRIBUTIONS

7.1.            Withdrawal of Shares. A Participant may elect to withdraw any number of Shares allocated to his or her Account by providing notification to the Company’s Designated Brokerage Firm in accordance with procedures established by the Company. As soon as administratively practicable following notification of a Participant’s election to withdraw Shares, the Company or its Designated Brokerage Firm shall cause a transfer of the shares or a certificate representing the number of shares to be withdrawn to be delivered to the Participant.

7.2.            Distribution of Payroll Deductions. In the event a Participant terminates his or her employment with the Company (for any reason, including the death of the Participant) or his or her participation in the Plan is terminated pursuant to Section 3.5, any payroll deductions allocated to his or her Account and not yet applied to purchase Stock in accordance with Section 5.1 shall be distributed to him or her, or their estate, in a cash lump sum as soon as administratively practicable thereafter.

ARTICLE VIII
ADMINISTRATION

8.1.            Appointment of Compensation Committee. The Board has appointed the Compensation Committee to administer the Plan. The Compensation Committee will function as per the Compensation Committee Charter approved by the Company’s Board of Directors and as amended from time to time.

8.2.            Authority of Compensation Committee. The Compensation Committee shall have the exclusive power and authority to administer the Plan, including without limitation the right and power to interpret the provisions of the Plan and make all determinations deemed necessary or advisable for the administration of the Plan. All such actions, interpretations and determinations which are done or made by the Compensation Committee in good faith shall be final, conclusive and binding on the Company, the Participating Subsidiaries, the Participants and all other parties and shall not subject the Compensation Committee to any liability.

8.3.            Expenses. The Company and its Subsidiaries will pay all expenses incident to the operation of the Plan, including the costs of Company recordkeeping, accounting fees, legal fees and the costs of delivery of stock certificates to Participants. However, neither the Company nor any of the Participating Subsidiaries will pay any expenses incurred in connection with the sale of shares of Stock credited to a Participant’s shares account at the Designated Brokerage Firm. Expenses in connection with any such sale will be deducted from the proceeds of sale prior to any remittance to the Participant.

ARTICLE IX
MISCELLANEOUS

9.1.            Transferability. Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the purchase of Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution.

9.2.            Status as Owner. Each Participant shall be deemed to legally own all shares of Stock allocated to his or her Account and shall be entitled to exercise all rights associated with ownership of the shares, including, without limitation, the right to vote such shares in all matters for which Stock is entitled to vote, receive dividends, if any, and tender such shares in response to a tender offer.

9.3.            Adjustment Upon Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, combination of shares, merger, consolidation or any other change in the corporate structure of the Company, or a sale by the Company of all or part of its assets, the Board may make appropriate adjustments in the number and kind of shares which are subject to purchase under the Plan and in the exercise price applicable to outstanding options.

9.4.            Amendment and Termination. The Board or its authorized delegate shall have the power and authority to terminate or amend the Plan (including without limitation the power and authority to make any amendment that may be deemed to affect the interests of any Participant adversely); provided, however, that the Board shall not, without the approval of the shareholders of the Company: (i) increase the maximum number of shares which may be offered under the Plan (except pursuant to Section 9.3); (ii) modify the requirements as to eligibility for participation in the Plan; or (iii) in any way cause the Plan to fail the requirements of section 423 of the Code.

The Plan and all rights of Employees hereunder shall terminate: (i) at any time, at the discretion of the Board, in which case any cash balance in Participants’ Accounts shall be refunded to such Participants as soon as administratively possible; or (ii) on the Offering Purchase Date on which Participants become entitled to purchase a number of shares of Stock that exceeds the maximum number of shares available under the Plan.

9.5.            No Employment Rights. The Plan does not, directly or indirectly, create in any Employee any right with respect to continuation of employment by the Company or any Participating Subsidiary and it shall not be deemed to interfere in any way with the Company’s or any Participating Subsidiary’s right to terminate, or otherwise modify, an Employee’s terms of employment at any time.

9.6.            Withholding. To the extent any payments or distributions under this Plan are subject to Federal, state or local taxes, the Company or any Subsidiary are authorized to withhold all applicable taxes. The Company or any Subsidiary may satisfy its withholding obligation by: (i) withholding shares of Stock allocated to a Participant’s Account; (ii) deducting cash from a Participant’s Account; or (iii) deducting cash from a Participant’s other compensation. A Participant’s election to participate in the Plan authorizes the Company or the appropriate Participating Subsidiary to take any of the actions described in the preceding sentence.

9.7.            Use of Funds. All payroll deductions held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to hold such payroll deductions in trust or otherwise segregate such amounts.

9.8.            Governing Law. Except to the extent superseded by Federal law, the laws of the State of Delaware will govern all matters relating to the Plan.

* * * *

To record the adoption of the Plan, JetPay Corporation has caused its authorized officers to affix its corporate name this 29th day of June, 2015.

JETPAY CORPORATION

By:	/s/ Bipin C. Shah
Bipin C. Shah
Chairman of the Board and Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

JETPAY CORPORATION

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on August 3, 2015.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

The Board of Directors recommends that you vote FOR the election of Jonathan M. Lubert and Bipin C. Shah to JetPay's Board and FOR proposals 2 and 3.

(01) Jonathan M. Lubert
(02) Bipin C. Shah

FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature____________________ **Signature**____________________ **Date**__________**, 2015.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.